As filed with the Securities and Exchange Commission on June 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1448305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

MeiraGTx Holdings plc 2018 Incentive Award Plan

MeiraGTx Holdings plc 2018 Employee Share Purchase Plan

(Full title of the plans)

Alexandria Forbes, Ph.D.

President and Chief Executive Officer

MeiraGTx, LLC

450 East 29th Street, 14th Floor

New York, NY 10016

(Name and address of agent for service)

(646) 860-7985

(Telephone number, including area code, of agent for service)

Copy to:

Peter N. Handrinos

Keith Halverstam

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal value $0.00003881 per share	4,987,491 shares	(2)	$14.70	(4)	$73,316,117.70	$7,998.79
Ordinary Shares, nominal value $0.00003881 per share	1,272,213 shares	(3)	$14.70	(4)	$18,701,531.10	$2,040.34
Total	6,259,704 shares				$92,017,648.80	$10,039.13

(1)

Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of MeiraGTx Holdings plc (the “Registrant”), nominal value $0.00003881 per share (“Ordinary Shares”), which become issuable under the MeiraGTx Holdings plc 2018 Incentive Award Plan (the “2018 Plan”) and the MeiraGTx Holdings plc 2018 Employee Share Purchase Plan (the “2018 ESPP”) by reason of any share split, share dividend, recapitalization or any other similar transaction.

(2)

Represents additional Ordinary Shares that may become issuable under the 2018 Plan pursuant to the provisions of the 2018 Plan that provide for an automatic annual increase in the number of Ordinary Shares authorized for issuance under the 2018 Plan.

(3)

Represents additional Ordinary Shares that may become issuable under the 2018 ESPP pursuant to the provisions of the 2018 ESPP that provide for an automatic annual increase in the number of Ordinary Shares authorized for issuance under the 2018 ESPP.

(4)

Estimated in accordance with the provisions of Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based on $14.70 per share, which represents the average of the high and low prices of the Registrant’s Ordinary Shares reported on The Nasdaq Global Select Market on June 11, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 4,987,491 of the Registrant’s Ordinary Shares that may be issuable under the 2018 Plan and 1,272,213 of the Registrant’s Ordinary Shares that may be issuable under the 2018 ESPP.  The additional shares are of the same class as other securities relating to the 2018 Plan and the 2018 ESPP for which the registration statement filed on Form S-8 (File No. 333-225535) on June 8, 2018 is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-225535) filed on June 8, 2018, relating to the 2018 Plan and the 2018 ESPP, are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

Exhibit No.		Description

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38520) filed August 7, 2019).

4.2		Shareholder Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38520) filed March 11, 2020).

5.1	*	Opinion of Walkers.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Walkers (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page hereto).

99.1

MeiraGTx Holdings plc 2018 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-224914) filed on May 29, 2018).

99.2

MeiraGTx 2018 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-224914) filed on May 29, 2018).

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of June, 2021.

MEIRAGTX HOLDINGS PLC

By:	/s/ Alexandria Forbes, Ph.D.
Alexandria Forbes, Ph.D.
President and Chief Executive Officer (principal executive officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of MeiraGTx Holdings plc, hereby severally constitute and appoint Alexandria Forbes, Ph.D., Richard Giroux and Robert J. Wollin, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Alexandria Forbes, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	June 17, 2021
Alexandria Forbes, Ph.D.

/s/ Richard Giroux	Chief Financial Officer and Chief Operating Officer (principal financial officer and principal accounting officer) and MeiraGTx Holdings plc’s authorized representative in the United States	June 17, 2021
Richard Giroux

/s/ Keith R. Harris, Ph.D.	Chairman of the Board of Directors and Director	June 17, 2021
Keith R. Harris, Ph.D.

/s/ Ellen Hukkelhoven Ph.D.	Director	June 17, 2021
Ellen Hukkelhoven, Ph.D.

/s/ Martin Indyk	Director	June 17, 2021
Martin Indyk

/s/ Arnold J. Levine, Ph.D.	Director	June 17, 2021
Arnold J. Levine, Ph.D.

/s/ Joel S. Marcus	Director	June 17, 2021
Joel S. Marcus

/s/ Lord Mendoza	Director	June 17, 2021
Lord Mendoza

/s/ Nicole Seligman	Director	June 17, 2021
Nicole Seligman

/s/ Thomas E. Shenk	Director	June 17, 2021
Thomas E. Shenk